AMENDED AND RESTATED
COLLATERAL AGREEMENT
dated as of September 4, 2014
by and among
HEARTLAND PAYMENT SYSTEMS, INC.,
and certain of its Subsidiaries,
as Grantors,

in favor of

BANK OF AMERICA, N.A.,
as Administrative Agent

Table of Contents
Page
ARTICLE I DEFINED TERMS.....................................................................................................1

SECTION 1.1	Terms Defined in the Uniform Commercial Code...................................1

SECTION 1.2	Definitions................................................................................................2

SECTION 1.3	Other Interpretive Provisions...................................................................6
ARTICLE II SECURITY INTEREST............................................................................................6

SECTION 2.1	Grant of Security Interest.........................................................................6

SECTION 2.2	Intentionally Omitted...............................................................................8

SECTION 2.3	Grantors Remain Liable...........................................................................8
ARTICLE III REPRESENTATIONS AND WARRANTIES.........................................................8

SECTION 3.1	Existence, Qualification and Power.........................................................9

SECTION 3.2	Governmental Authorization; Other Consents.........................................9

SECTION 3.3	Perfected First Priority Liens...................................................................9

SECTION 3.4	Title, No Other Liens...............................................................................9

SECTION 3.5	State of Organization; Location of Inventory, Equipment and Fixtures; other Information...................................................................................10

SECTION 3.6	Accounts.................................................................................................10

SECTION 3.7	Chattel Paper...........................................................................................11

SECTION 3.8	Commercial Tort Claims........................................................................11

SECTION 3.9	Deposit Accounts and Securities Accounts............................................11

SECTION 3.10	Intellectual Property...............................................................................11

SECTION 3.11	Inventory................................................................................................12

SECTION 3.12	Investment Property; Partnership/LLC Interests....................................12

SECTION 3.13	Instruments.............................................................................................13

SECTION 3.14	Government Contracts............................................................................13

SECTION 3.15	Types of Collateral.................................................................................13
ARTICLE IV COVENANTS........................................................................................................13

SECTION 4.1	Maintenance of Perfected Security Interest; Further Information.........13

SECTION 4.2	Maintenance of Insurance......................................................................13

SECTION 4.3	Changes in Locations; Changes in Name or Structure...........................13

SECTION 4.4	Required Notifications and Schedule Updates.......................................14

SECTION 4.5	Delivery Covenants................................................................................14

SECTION 4.6	Control Covenants..................................................................................14

SECTION 4.7	Filing Covenants....................................................................................15

SECTION 4.8	Accounts.................................................................................................16

SECTION 4.9	Intellectual Property...............................................................................16

SECTION 4.10	Investment Property; Partnership/LLC Interests....................................17

SECTION 4.11	Equipment..............................................................................................18

SECTION 4.12	Vehicles..................................................................................................18

SECTION 4.13	Further Assurances.................................................................................18

i

ARTICLE V REMEDIAL PROVISIONS.....................................................................................18

SECTION 5.1	General Remedies..................................................................................18

SECTION 5.2	Specific Remedies..................................................................................19

SECTION 5.3	Registration Rights; Waiver of Certain Claims......................................21

SECTION 5.4	Application of Proceeds.........................................................................22

SECTION 5.5	Waiver, Deficiency.................................................................................22
ARTICLE VI RIGHTS OF ADMINISTRATIVE AGENT............................................................23

SECTION 6.1	Power of Attorney...................................................................................23

SECTION 6.2	Assignment by the Administrative Agent...............................................24

SECTION 6.3	The Administrative Agent’s Duty of Care..............................................24

SECTION 6.4	Liability with Respect to Accounts........................................................25

SECTION 6.5	Releases of Collateral............................................................................25
ARTICLE VII MISCELLANEOUS..............................................................................................25

SECTION 7.1	Amendments, Waivers and Consents.....................................................25

SECTION 7.2	Notices...................................................................................................25

SECTION 7.3	Expenses, Indemnification, Waiver of Consequential Damages, etc.....26

SECTION 7.4	Successors and Assigns..........................................................................26

SECTION 7.5	Right of Setoff........................................................................................26

SECTION 7.6	Counterparts; Integration; Effectiveness................................................27

SECTION 7.7	Severability.............................................................................................27

SECTION 7.8	Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL....................................................................................................27

SECTION 7.9	Injunctive Relief.....................................................................................27

SECTION 7.10	No Waiver By Course of Conduct; Cumulative Remedies....................27

SECTION 7.11	Survival of Indemnities..........................................................................28

SECTION 7.12	Titles and Captions.................................................................................28

SECTION 7.13	Advice of Counsel; No Strict Construction............................................28

SECTION 7.14	Acknowledgements................................................................................28

SECTION 7.15	Additional Grantors................................................................................29

SECTION 7.16	All Powers Coupled With Interest..........................................................29

SECTION 7.17	No Conflict.............................................................................................29

SECTION 7.18	Consent of Issuers of Pledged Equity.....................................................29

SECTION 7.19	Other Security.........................................................................................29

SECTION 7.20	Amendment and Restatement; No Novation..........................................29

ii

SCHEDULES:

Schedule 3.5(a)	Exact Legal Name

Schedule 3.5(b)	Jurisdiction of Organization; Taxpayer Identification Number; and Registered Organization Number

Schedule 3.5(c)	Locations

Schedule 3.5(d)	Mailing Address; Chief Executive Office and other Locations

Schedule 3.7	Chattel Paper

Schedule 3.8	Commercial Tort Claims

Schedule 3.9	Deposit Accounts

Schedule 3.10	Intellectual Property

Schedule 3.10(g)	Infringement of Trademarks

Schedule 3.12	Investment Property and Partnership/LLC Interests

Schedule 3.13	Instruments

Schedule 3.14	Government Contracts

EXHIBITS:	Form of

Exhibit 4.9(c)(i)	Notice of Grant of Security Interest in Patents

Exhibit 4.9(c)(ii)	Notice of Grant of Security Interest in Trademarks

Exhibit 4.9(c)(iii)	Notice of Grant of Security Interest in Copyrights
Exhibit 4.10(b)        Irrevocable Stock Power

iii

This AMENDED AND RESTATED COLLATERAL AGREEMENT (this “Agreement”), is dated as of September 4, 2014 by and among HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement referred to below) and identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Guarantors and Additional Grantors, collectively, with the Borrower, the “Grantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined below).
STATEMENT OF PURPOSE
The Borrower is party to that certain Credit Agreement dated as of October 23, 2013 (as amended, restated, extended, supplemented or otherwise modified prior to the date hereof) among the Borrower, the Administrative Agent and a syndicate of lenders (the “Existing Credit Agreement”).
The Borrower has requested that the Administrative Agent and Lenders amend and restate the Existing Credit Agreement on the terms and conditions set forth in the Credit Agreement referred to below.
Pursuant to the Amended and Restated Credit Agreement dated as of the date hereof by and among the Borrower, the banks and other financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Credit Extensions to the Borrower and the Administrative Agent and Lenders have agreed to amend and restate the Existing Credit Agreement, in each case upon the terms and subject to the conditions set forth therein. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.
As a condition to extending credit or otherwise making financial accommodations available to or for the account of the Borrower under the Existing Credit Agreement, the Secured Parties required, among other things, that certain of the Grantors grant to the Administrative Agent for the ratable benefit of the Secured Parties a lien on and security interest in the Collateral (as defined below) pursuant to that certain Collateral Agreement dated as of October 23, 2013 (as amended up to but not including the date hereof, the “Existing Collateral Agreement”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the other Secured Parties to (i) amend and restate the Existing Credit Agreement and (ii) make their respective Credit Extensions and other financial accommodations under the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements, the Grantors hereby agree to amend and restate the Existing Collateral Agreement pursuant to this Agreement as a condition precedent to the financing accommodations under the Credit Agreement, and further hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I

DEFINED TERMS
SECTION 1.1    Terms Defined in the Uniform Commercial Code.
(a)    The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: “Accession”, “Account”,

“Account Debtor”, “Adverse Claim”, “As-Extracted Collateral”, “Authenticate”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Consumer Goods”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Manufactured Home”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Security”, “Software”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.
(b)    Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.
SECTION 1.2    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Additional Grantor” means each Subsidiary of a Borrower which hereafter becomes a Grantor pursuant to Section 7.15, (as required pursuant to Section 6.09 of the Credit Agreement).
“Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.
“Collateral” has the meaning assigned thereto in Section 2.1.
“Collateral Account” has the meaning assigned thereto in Section 5.2.
“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.
“Controlled Depository” has the meaning assigned thereto in Section 4.6.
“Controlled Intermediary” has the meaning assigned thereto in Section 4.6.
“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrightable works of authorship, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed registrations and applications on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
“Copyright Licenses” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.10, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Credit Agreement” has the meaning specified in the Statement of Purpose hereto.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Equity Interests” has the meaning assigned thereto in the Credit Agreement.
“Excluded Deposit Account” means, collectively, (a) all Deposit Accounts that are payroll processing accounts for third parties, loan servicing processing accounts for third parties or card processing accounts, (b) Deposit Accounts exclusively used for payroll, payroll taxes and employee benefits, and (c) Deposit Accounts with amounts on deposit (other than those specified in clause (a) or (b)), that do not exceed $250,000.
“Existing Collateral Agreement” has the meaning specified in the Statement of Purpose hereto.
“Existing Credit Agreement” has the meaning specified in the Statement of Purpose hereto.
“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any other jurisdiction or any state, municipal or local Governmental Authority located in the United States or any other jurisdiction or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.
“Grantors” has the meaning set forth in the Preamble of this Agreement.
“Intellectual Property” means collectively, all of the following of any Grantor: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, inventions, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, Trade Secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents, Copyrights and Trademarks, and (e) Patent Licenses, Copyright Licenses, Trademark Licenses and other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business (all such licenses collectively “Intellectual Property Licenses”).
“Intellectual Property License” has the meaning provided in the definition of Intellectual Property.
“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).
“Lenders” has the meaning specified in the Statement of Purpose hereto.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.
“Patent License” means all agreements now or hereafter in existence providing for the grant by or to any Grantor of any right to import, export, manufacture, have manufactured, use, sell or otherwise exploit any invention covered in whole or in part by a Patent, including any covenants not to sue for infringement under a Patent or settlements granting a license to or a covenant not to sue under a Patent.
“Patents” means collectively, all of the following of any Grantor: (a) all patents, all rights and interests in patents, patent disclosures, patentable inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.10 hereto, (b) all improvements thereto, reissues, provisionals, continuations (in whole or in part), divisionals, reexaminations and renewals and extensions of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
“Pledged Equity” means all Investment Property, Partnership/LLC Interests, or other Equity Interests owned and held by a Grantor in (a) any other Grantor or (b) a first tier Foreign Subsidiary, including without limitation (x) all registrations, certificates, articles or agreements governing or representing any such interests, (y) all options and other rights, contractual or otherwise, at any time existing with respect to such interests and (z) all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests; provided, however, that the portion of any Investment Property, Partnership/LLC Interests, or other Equity Interests owned or held by a Grantor in a Foreign Subsidiary that is included in Pledged Equity shall be limited to the same extent and on the same terms as is any Security Interest in any Equity Interest issued by any Foreign Subsidiary pursuant to clause (i) of the first proviso in Section 2.1.
“Pledged Partnership/LLC Agreement” has the meaning assigned thereto in Section 2.2(a).
“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3(a).
“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.
“Secured Obligations” means, with respect to the Borrower, the “Obligations” and, with respect to each Guarantor, the obligations of such Guarantor under the Subsidiary Guaranty or such other guaranty or other agreement entered into by such Guarantor pursuant to Section 6.09 of the Credit Agreement, as applicable, and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder; provided, however, the Secured Obligations shall exclude any Excluded Swap Obligations.
“Secured Parties” has the meaning set forth in the Credit Agreement.
“Securities Act” has the meaning assigned thereto in Section 5.3(a).
“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for any of the Secured Obligations pursuant to the provisions of any Loan Document.
“Stored Collateral” has the meaning assigned thereto in Section 4.6.
“Trademark License” means any agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.10.
“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos, other business identifiers, together with translations, adaptations, derivations and combinations thereof, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark, including “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. 1051, to the extent that and solely during the period in which, the grant of security interest therein would impair the validity or enforceability of or render void or result in cancellation of, any registration issued as a result of such intent-to use trademark applications under applicable Law; provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use, such intent-to-use trademark applications shall be considered Trademarks) anywhere in the world, including, without limitation, those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.
“Trade Secrets” means collectively all of the following of any Grantor: technical data, engineering drawings, reports, designs, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, and information relation to research, development, manufacturing, marketing, merchandizing, selling, purchasing and accounting, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other person who can derive economic value from its disclosure or use.
“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the Laws of any state, all tires and all other appurtenances to any of the foregoing.

“Vessel” means any watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water (including, without limitation, those whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Grantors) which are owned by and registered (or to be owned and registered) in the name of any of the Grantors, including, without limitation, any Vessel leased or otherwise registered in the foregoing parties’ names, pursuant to a lease or other operating agreement constituting a capital lease obligation, in each case together with all related spares, equipment and any additional improvements, vessel owned, bareboat chartered or operated by a Grantor other than Vessels owned by an entity other than a Grantor and which are managed under Vessel management agreements.
SECTION 1.3    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE II

SECURITY INTEREST
SECTION 2.1    Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of the Administrative Agent and the other Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(a)    all Accounts;

(b)    all cash and currency;
(c)    all Chattel Paper;
(d)    all Commercial Tort Claims identified on Schedule 3.8;
(e)    all Deposit Accounts;
(f)    all Documents;
(g)    all Equipment;
(h)    all Fixtures;
(i)    all General Intangibles;
(j)    all Instruments;
(k)    all Intellectual Property;
(l)    all Inventory;
(m)    all Investment Property (including all Pledged Equity);
(n)    all Letter of Credit Rights;
(o)    all licenses and permits;
(p)    all Vehicles;
(q)    all Goods and all other personal property not otherwise described above;
(r)    all books and records pertaining to the Collateral; and
(s)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing;
provided, that (i) any Security Interest on any Equity Interest issued by any Foreign Subsidiary shall be limited to sixty-five percent (65%) of all issued and outstanding Equity Interests entitled to vote of each first tier Foreign Subsidiary and one hundred percent (100%) of all issued and outstanding Equity Interests not entitled to vote of such first tier Foreign Subsidiary (in each case, within the meaning of Section 1.956‑2(c)(2) of the Treasury Regulations) (unless pursuant to Section 957 of the Code or any other applicable Law, at any time on or after the date hereof, a pledge of a percentage greater than 65% could not reasonably be expected to cause (x) the undistributed earnings of such Subsidiary (as determined for United States federal income tax purposes) to be treated as a deemed dividend to the Borrower or (y) any material adverse tax consequences, in which case such percentage greater than 65% of the issued and outstanding Equity Interests of such Subsidiary entitled to vote shall be included as pledged Equity Interests and “Collateral”), and (ii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include, (A) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person, (B) any rights under any lease, license instrument, contract or agreement of any Grantor to the extent that the granting of a security interest therein would, under the express terms of such lease, license, instrument, contract or agreement, (I) be prohibited or restricted or (II) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, license, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable Law or (y) consent to such security interest has been obtained from any applicable third party, or (C) any assets to the extent the Administrative Agent shall reasonably determine in its sole discretion that the cost or burden of creating and/or perfecting a security interest thereon is excessive in relation to the benefit to the Secured Parties of the security interest to be afforded thereby. Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any Account or any money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such lease, license, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, license, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, license, instrument, contract or agreement governing such right unless, in each case, (X) such prohibition is not enforceable or is otherwise ineffective under applicable Law or (Y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, license, instrument, contract or agreement and in such Account, money, or other amounts due and payable to any Grantor at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party; provided, further, that it is understood and agreed any Lien with respect to the Merchant Receivables is subject to the terms of the Intercreditor Agreement.
Notwithstanding the foregoing, the payment and performance of the Obligations shall not be secured by any Swap Contract between any Grantor and any Secured Party.
SECTION 2.2    Intentionally Omitted.
SECTION 2.3    Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the leases, instruments, contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the leases, instruments, contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Credit Extensions to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:
SECTION 3.1    Existence, Qualification and Power. Each Grantor (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated hereby, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.2    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Grantor or any Issuer of this Agreement, (b) the grant by any Grantor of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof).
SECTION 3.3    Perfected First Priority Liens. The Security Interests in the Collateral granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, and upon the Administrative Agent duly filing or recording any required financing statements, taking possession or Control (including possession of any certificate of title) of Collateral that may be perfected only by possession or Control and making all applicable registrations with the U.S. Copyright Office with respect to any Copyrights, such Security Interests shall constitute a first priority perfected security interest (subject only to Liens permitted under Section 7.02 of the Credit Agreement) in all Collateral except (a) for Collateral consisting of any Intellectual Property registered, filed, recorded or otherwise located in any country outside of the United States and (b) with respect to any Pledged Equity in a first tier Foreign Subsidiary, solely to the extent that the perfection thereof is governed by foreign Laws and subject to any additional requirements, provided, that the applicable Grantor and Issuer shall take all actions reasonably requested by the Administrative Agent to satisfy such additional requirements and ensure that such Security Interests shall constitute a first priority perfected security interest (subject only to Liens permitted under Section 7.02 of the Credit Agreement) under applicable foreign Law to the extent a first priority security interest can be granted and maintained under such applicable foreign Law.
SECTION 3.4    Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Liens permitted under Section 7.02 of the Credit Agreement. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement with respect to any Lien, except to perfect Liens permitted under Section 7.02 of the Credit Agreement. No Grantor has authorized the filing of any financing statement with respect to any Lien under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or in connection with Liens permitted under Section 7.02 of the Credit Agreement. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case subject to the terms of any Deposit Account control agreement or Securities Account control agreement, as applicable, and to the extent required by Article IV, in favor of the Administrative Agent, and (c) a landlord or a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as, the applicable Grantors have complied to the reasonable satisfaction of the Administrative Agent with the applicable provisions of Section 4.6(c). There exists no Adverse Claim with respect to the Pledged Equity of such Grantor.
SECTION 3.5    State of Organization; Location of Inventory, Equipment and Fixtures; other Information.
(a)    The exact legal name of each Grantor is set forth on Schedule 3.5(a) (as such schedule may be updated from time to time pursuant to Section 4.3).
(b)    Each Grantor is a Registered Organization organized under the laws of the jurisdiction or state identified on Schedule 3.5(b) under such Grantor’s name (as such schedule may be supplemented from time to time pursuant to Section 4.3). To the extent applicable, the taxpayer identification number and, to the extent applicable, Registered Organization number of each Grantor is set forth on Schedule 3.5(b) under such Grantor’s name (as such schedule may be supplemented from time to time pursuant to Section 4.3).
(c)    As of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, all Collateral of the Grantors consisting of Inventory, Equipment and Fixtures with a value in excess of $500,000 as to any particular location (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 3.5(c), except as otherwise permitted hereunder. Each location requiring a landlord waiver and consent and/or a warehouseman/bailee agreement is identified on Schedule 3.5(c).
(d)    The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.5(d) (as such schedule may be supplemented from time to time pursuant to Section 4.3) under such Grantor’s name. Each location requiring a landlord waiver and consent is identified on Schedule 3.5(d)
(e)    No Grantor owns or leases any other locations except those set forth on Schedule 3.5(e) (as such schedule may be supplemented from time to time pursuant to Section 4.4) under such Grantor’s name. As of the Closing Date, no Grantor does business nor has done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule 3.5(e) under such Grantor’s name. Except as disclosed on Schedule 3.5(e) under such Grantor’s name, as of the Closing Date, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor's business, during the past five years.
SECTION 3.6    Accounts. The existing Accounts constitute, and hereafter arising Accounts will constitute, the legally valid and binding obligations of the applicable Account Debtors. The amount represented by each Grantor to the Administrative Agent as owing by the Account Debtors is, or will be, the correct amounts actually and unconditionally owing, except for any discount, credit, rebate or other reduction made in accordance with its present policies and in the ordinary course of business. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Administrative Agent in accordance with the terms hereof.

SECTION 3.7    Chattel Paper. As of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, no Grantor holds any Chattel Paper in the ordinary course of its business, except as set forth on Schedule 3.7.
SECTION 3.8    Commercial Tort Claims. As of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, all Commercial Tort Claims owned by any Grantor are listed on Schedule 3.8, in each case where the relief sought is in excess of $250,000.
SECTION 3.9    Deposit Accounts and Securities Accounts. As of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts and all Excluded Deposit Accounts (provided that Excluded Deposit Accounts arising under subsection (a) of that definition need only be scheduled on the Closing Date), Securities Accounts (including, without limitation, cash management accounts that are Securities Accounts) and lockboxes (including the (a) owner of the account, (b) name and address of the financial institution or securities broker where such accounts are located, (c) account numbers, (d) purpose or use of such account) are listed on Schedule 3.9 and (e) whether such Deposit Account is an “Excluded Deposit Account.”
SECTION 3.10        Intellectual Property. All Patent Licenses, Trademark Licenses and Copyright Property Licenses and registered and applied for Patents, Trademarks and Copyrights owned by such Grantor in its own name or to which such Grantor is a party as of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, other than such Patent Licenses, Trademark Licenses and Copyright Property Licenses that are not material to the conduct of such Grantor’s business or operations and immaterial Patents, Trademarks and Copyrights registered or applied for in foreign jurisdictions, are identified on Schedule 3.10 hereto, and
(a)    except as set forth in Schedule 3.10, as of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, none of the material Intellectual Property owned by such Grantor is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor;
(b)    each material Copyright, Trade Secret, Patent and Trademark and each material Intellectual Property License of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned other than in the ordinary course of business consistent with past practice;
(c)    no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the ownership, validity or enforceability of any material Trade Secret, Copyright, Patent or Trademark of such Grantor or such Grantor’s interest therein or, to the best of each Grantor’s knowledge, any material Intellectual Property License of such Grantor;
(d)    no action or proceeding is pending (A) seeking to limit, affect, cancel or question the ownership, validity or enforceability of any material Intellectual Property License, Trade Secret, Copyright, Patent or Trademark of such Grantor or that, if adversely determined, could be reasonably expected to have Material Adverse Effect on the value of any such material Intellectual Property License, Trade Secret, Copyright, Patent or Trademark, or (B) alleging that any use by such Grantor, its agents or licensees of any such material Intellectual Property License, Trade Secret, Copyright, Patent or Trademark infringes, dilutes, misappropriates, or otherwise violates any regulatory approval, copyright, patent, trademark or any right of any third party that, if adversely determined, could be reasonably expected to have Material Adverse Effect, or (C) alleging that any material Intellectual Property License, Trade Secret, Copyright, Patent or Trademark

is being licensed, sublicensed or used by such Grantor in violation of any regulatory approval, copyright, patent, trademark or any right of any third party, except where such violation, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect;
(e)    all applications pertaining to the material Copyrights, Patents and Trademarks of such Grantor have been duly and properly filed and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, except where such failure, individually or in the aggregate, to file could not be reasonably expected to have a Material Adverse Effect;
(f)    such Grantor has not made any assignment or agreement, including Intellectual Property Licenses, in conflict with the security interest in any Intellectual Property constituting Collateral granted to the Administrative Agent, for the benefit of the Secured Parties, it being acknowledged and agreed, for the avoidance of doubt, that non-exclusive licenses of Intellectual Property made by or to such Grantor in the ordinary course of business is permissible;
(g)    except as set forth in Schedule 3.10(g), to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any material Intellectual Property License, Trade Secret, Copyright, Patent or Trademark owned or used by such Grantor or any of its respective licensees; and
(h)    to the best of each Grantor’s knowledge, the operations of such Grantor and its Subsidiaries do not infringe, dilute, misappropriate, or otherwise violate any copyright, patent, trademark or any right of any third party, except where such violation, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.
SECTION 3.11        Inventory. Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.
SECTION 3.12        Investment Property; Partnership/LLC Interests.
(a)    As of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests that constitute Pledged Equity are listed on Schedule 3.12.
(b)    All Investment Property and all Partnership/LLC Interests issued by any Issuer and issued to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, and are not subject to the preemption rights of any Person, (ii) are beneficially owned as of record by such Grantor and (ii) constitute all the issued and outstanding Equity Interests of such Issuer issued to such Grantor.
(c)    None of the Partnership/LLC Interests that are Pledged Equity by their terms expressly provide that they are securities governed by Article 8 of the UCC. Except to the extent prohibited by applicable Law, if certificates representing any Partnership/LLC Interests that are Pledged Equity have been issued, such certificates have been provided to the Administrative Agent with respect to such Partnership/LLC Interests. None of the Partnership/LLC Interests that are Pledged Equity (i) are dealt in or traded on a

Securities exchange or in Securities markets, (ii) are Investment Company Securities or (iii) are held in a Securities Account.
SECTION 3.13        Instruments. As of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, no Grantor holds any Instruments or is named a payee of any promissory note or other evidence of indebtedness other than as set forth on Schedule 3.13, in each case if such promissory note or other evidence of indebtedness has an outstanding amount in excess of $250,000.
SECTION 3.14        Government Contracts. Except as set forth on Schedule 3.14, as of the Closing Date and as of the last date such schedule was updated in accordance with Section 4.4, no Grantor is party to any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any account in an amount in excess of $1,000,000.
SECTION 3.15        Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber, (vi) aircraft, airframe, aircraft engine, aircraft lease or any other related property, (vii) any Vessel or (viii) any other interest in or to any of the foregoing.
ARTICLE IV

COVENANTS
Until the Obligations (other than Secured Cash Management Agreements, Secured Hedge Agreements or contingent indemnification or expense reimbursement obligations for which no claim has been made) shall have been paid in full and the Commitments have expired or have been terminated, unless consent has been obtained in the manner provided for in Section 7.1, each Grantor covenants and agrees that:
SECTION 4.1    Maintenance of Perfected Security Interest; Further Information.
(a)    Such Grantor shall maintain the Security Interest created by or pursuant to this Agreement as a first priority perfected Security Interest (subject only to Liens permitted by Section 7.02 of the Credit Agreement) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than holders of Liens permitted by Section 7.02 of the Credit Agreement).
(b)    Such Grantor will furnish to the Administrative Agent upon the Administrative Agent’s reasonable request statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail
(c)    No Grantor will create, incur or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted by Section 7.02 of the Credit Agreement.
SECTION 4.2    Maintenance of Insurance. Each Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 6.05 of the Credit Agreement.
SECTION 4.3    Changes in Locations; Changes in Name or Structure. Grantor will not, except upon fourteen (14) days’ prior written notice to the Administrative Agent (which time period may be reduced by the Administrative Agent in its sole discretion by written notice to such Grantor) and delivery to the Administrative Agent of (a) all additional financing statements, collateral access/landlord waivers and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:
(i)    change its jurisdiction of organization or the location of its chief executive office (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.5; or
(ii)    change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading within the meaning of the UCC.
SECTION 4.4    Required Notifications and Schedule Updates. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.01(d) of the Credit Agreement in connection with the financial statements delivered under Section 6.01(a) of the Credit Agreement, the Grantors shall deliver to the Administrative Agent the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate): Schedule 3.5(c), Schedule 3.5(e), Schedule 3.7, Schedule 3.8, Schedule 3.9, Schedule 3.10, Schedule 3.12, Schedule 3.13 and Schedule 3.14.
SECTION 4.5    Delivery Covenants.     Each Grantor will, and will cause each Foreign Subsidiary (that is an Issuer and solely with respect to Investment Property pledged under this Agreement), to deliver and pledge to the Administrative Agent, for the ratable benefit of the Secured Parties, all Certificated Securities representing any Pledged Equity or other Investment Property that is included as Collateral, or that are otherwise evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent; provided, however, unless an Event of Default has occurred and is continuing, no delivery shall be required with respect to Instruments having an aggregate value of less than $250,000.
SECTION 4.6    Control Covenants.
(a)    Each Grantor shall instruct (and otherwise use its commercially reasonable efforts to cause) (i) each depositary bank holding a Deposit Account (other than Excluded Deposit Accounts) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property (other than the Investment Property subject to the Liens identified on Schedule 7.02 of the Credit Agreement) owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account or Investment Property and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”). In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, (A) may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable or (B) determine that such Deposit Account or Investment Property need not be subject to a control agreement and, with respect to Deposit Accounts, deemed an Excluded Account; provided, that in conjunction with any such determination under this item (B), such Deposit Account or Investment Property shall be subject to an aggregate maximum dollar limitation or balance to be determined by the Administrative Agent at such time. After the date hereof and subject to the provisions of the foregoing sentence, all Deposit Accounts (other than Excluded Deposit

Accounts) and all Investment Property will be maintained with the Administrative Agent or with a Controlled Depository or a Controlled Intermediary, as applicable.
(b)    Upon the request of the Administrative Agent, such Grantor will take such actions and deliver all such agreements as are requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.
(c)    If any Collateral (other than Collateral specifically subject to the provisions of Sections 4.6(a) and 4.6(b)) exceeding in value $1,000,000 in the aggregate is (i) located on property leased by a Grantor or (ii) at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall, with respect to Section 4.6(c)(i), obtain landlord waiver and/collateral access agreements, and with respect to Section 4.6(c)(ii), notify such Person in writing of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s written acknowledgment to hold all such Collateral for the benefit of the Administrative Agent subject to the Administrative Agent’s instructions, and shall use commercially reasonable efforts to cause such Person to issue and deliver to the Grantor, who shall promptly delver to the Administrative Agent, warehouse receipts, bills of lading or any similar documents relating to such Collateral, together with an Effective Endorsement and Assignment; provided, that in each of the foregoing cases, that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, (A) may require such Collateral to be moved to another location specified thereby or (B) determine that no landlord waiver, warehouseman’s letter or the like is required; provided, that in conjunction with any such determination under this item (B), such collateral located at the location in question shall be limited to an aggregate maximum dollar limitation determined by the Administrative Agent at such time. Further, within ninety (90) days of the date hereof, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise. All such financing statements filed pursuant to this Section 4.6(c) shall be assigned, on the face thereof, to the Administrative Agent, for the ratable benefit of the Secured Parties.
SECTION 4.7    Filing Covenants. Pursuant to Section 9-509 of the UCC and any other applicable Law, such Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by the Administrative Agent prior to the date of this Agreement.

SECTION 4.8    Accounts.
(a)    Other than in accordance with its present policies and in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to materially and adversely affect the value thereof.
(b)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.
(c)    Each Grantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sale, collection reconciliation and other reports in form satisfactory to the Administrative Agent on such periodic basis as the Administrative Agent may reasonably request.
(d)    Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any material Account to the extent that loss of such material Account could be reasonably expected to have Material Adverse Effect.
SECTION 4.9    Intellectual Property.
(a)    Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will use each registered Trademark to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use so long as such Trademark remains relevant to the business of such Grantor as determined by such Grantor in its reasonable business judgment, (ii) will maintain the quality of products and services offered under the Trademarks at a level reasonably necessary to maintain the validity of the Trademark, as determined by Grantor in its reasonable business judgment, (iii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.
(b)    Such Grantor will notify the Administrative Agent and the other Secured Parties promptly if it knows, or has reason to know, that any application or registration relating to any material Copyright, Patent or Trademark owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material (in the reasonable business judgment of the applicable Grantor) Copyright,

Patent or Trademark owned by such Grantor or such Grantor’s right to register the same, or own and maintain the same.
(c)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent in accordance with Section 4.4. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any material Copyright (including a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit 4.9(c)(i) hereto (the “Copyright Notice”), Patent (including a Notice of Grant of Security Interest in Patents substantially in the form of Exhibit 4.9(c)(ii) hereto (the “Patent Notice”) or Trademark (including a Notice of Grant of Security Interest in Trademarks substantially in the form of Exhibit 4.9(c)(iii) hereto (the “Trademark Notice”) and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.
(d)    Such Grantor will take all reasonable and necessary steps, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability so long as such Grantor determines in its reasonable business judgment that such Intellectual Property is material to the business of such Grantor.
(e)    In the event that any material Intellectual Property owned or licensed by such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect its rights in such material Intellectual Property.
SECTION 4.10        Investment Property; Partnership/LLC Interests.
(a)    Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any applicable Issuer (A) that is a wholly-owned Subsidiary to issue any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Secured Parties, or (B) that is a non wholly-owned Subsidiary of a Grantor to issue any Investment Property or Partnership/LLC Interests unless (1) such Investment Property or Partnership/LLC Interests would be subject to the Security Interests granted herein in favor of the Secured Parties or (2) such issuance would not cause the applicable Issuer to no longer be a Subsidiary of the applicable Grantor or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests (or Proceeds thereof) of any Grantor; provided, that the foregoing limitation in this Section 4.10(a)(ii) shall not apply to Investment Property or Partnership/LLC Interests owned by a Grantor in Persons that are not Subsidiaries. Such Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests that constitutes Pledged Equity against the claims and demands of all Persons whomsoever.
(b)    During the continuance of a Default or Event of Default, any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same together with duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4.10(b) hereto, to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.
SECTION 4.11        Equipment. Such Grantor will maintain its Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).
SECTION 4.12        Vehicles. Upon the request of the Administrative Agent, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority Lien on the Vehicle (subject to any Liens permitted by Section 7.02 of the Credit Agreement) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles; provided, that prior to any such request, each certificate of title or ownership relating to each Vehicle of such Grantor shall be maintained by such Grantor in accordance with applicable Law to reflect the ownership interest of such Grantor; provided, further, that so long as no Event of Default has occurred and is continuing, no such request shall be made with respect to Vehicles having an aggregate value of less than $1,000,000.
SECTION 4.13        Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) with respect to Government Contracts set forth on Schedule 3.14, upon the occurrence and during the continuance of an Event of Default, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (and/or analogous state, provincial or other applicable Law), and (b) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.
ARTICLE V

REMEDIAL PROVISIONS
SECTION 5.1    General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them under applicable Law in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim any warranties in connection with any sale or other disposition of the Collateral, including, without limitation, any warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the fullest extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
SECTION 5.2    Specific Remedies.
(a)    The Administrative Agent may prohibit any Grantor from collecting such Grantor’s Accounts at any time after the occurrence and during the continuance of an Event of Default.
(b)    Upon the occurrence and during the continuance of an Event of Default:
(i)    the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and, upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors that such Accounts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties;
(ii)    upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;
(iii)    the Administrative Agent may deliver such notices and instructions in accordance with control agreements covering Deposit Accounts (other than Excluded Accounts) and/or Securities Accounts. In addition, at the request of the Administrative Agent, whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Liens permitted by Section 7.02 of the Credit Agreement, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”) or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Secured Parties and as property of the Secured

Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account (other than an Excluded Deposit Account) to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5;
(iv)    the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property, any Partnership/LLC Interests or any other Proceeds paid in respect of any Investment Property or any Partnership/LLC Interests, and any or all of any Investment Property or any Partnership/LLC Interests may, at the option of the Administrative Agent and the Secured Parties, be registered in the name of the Administrative Agent or its nominee; provided that the Administrative Agent shall endeavor to provide concurrent notice to the Grantor that owns such collateral; provided, further, that failure by the Administrative Agent to provide such notice shall not be deemed a breach of this Agreement and shall not prejudice any right or remedies that the Administrative Agent may have under or in connection with this Agreement or under applicable Law; and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property, or such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or such Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or any and all of the Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to the Investment Property or the Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of such Investment Property or any and all of such Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests of such Issuer to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby and upon the occurrence and during the continuance of an Event of Default at the request of the Administrative Agent, pay any dividends, distributions or other payments with respect to any Investment Property, or any Partnership/LLC Interests directly to the Administrative Agent;
(v)    the Administrative Agent shall be entitled to (but shall not be required to)do all acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or applicable Law; and

(vi)    the Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) of any or all Intellectual Property of each Grantor, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral; provided that the Administrative Agent shall not be entitled to exercise its rights under any such license, sub-license or right to use until such time as the Administrative Agent shall have received consent or direction from the Required Lenders pursuant to Section 8.02(d) of the Credit Agreement.
(c)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would result in a Default or Event of Default under any provision of the Credit Agreement, this Agreement or any other Loan Document.
SECTION 5.3    Registration Rights; Waiver of Certain Claims. If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”) (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will cause each applicable Issuer (and the officers and directors thereof) to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.
(b)    The Grantors acknowledge that because of present or future circumstances, a question may arise under the Securities Act with respect to any disposition of any Investment Property and any Partnership/LLC Interests included as Collateral and as permitted hereunder. The Grantors understand that compliance with the Securities Act may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent attempts to dispose of all or any portion of any Investment Property or any Partnership/LLC Interests included as Collateral and may also limit the extent to which or the manner in which any subsequent transferee of such Investment Property or Partnership/LLC Interests or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Administrative Agent or the Secured Parties in any attempt to dispose of all or any portion of such Investment Property or Partnership/LLC Interests under the applicable “Blue Sky” or other securities laws or similar laws analogous in purpose or effect. The Administrative Agent may be compelled to resort to one or more private sales to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such Investment Property or Partnership/LLC Interests for their own account for investment only and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Grantors agree that the Administrative Agent shall not incur any liability, and any liability of the Grantors for any deficiency shall not be impaired, as a result of the sale of such Investment Property or Partnership/LLC Interests or any portion thereof at any such private sale in a manner that the Administrative Agent reasonably believes is commercially reasonable. The Grantors hereby waive to the fullest extent permitted by applicable Law any claims against the Administrative Agent arising by reason of the fact that the price at which of such Investment Property or Partnership/LLC Interests may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent shall accept the first offer received and does not offer any portion of such Investment Property or Partnership/LLC Interests to more than one possible purchaser, so long as such sale was commercially reasonable. The Grantors further agree that the Administrative Agent has no obligation to delay sale of any of such Investment Property or Partnership/LLC Interests for the period of time necessary to permit the issuer of such Investment Property or Partnership/LLC Interests to qualify or register such Investment Property or Partnership/LLC Interests for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said Issuer would agree to do so.
(c)    Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Investment Property or Partnership/LLC Interests valid and binding and in compliance with any and all other applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3(c) will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3(c) shall be specifically enforceable against such Grantor, and such Grantor hereby waives to the fullest extent permitted by applicable Law and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
SECTION 5.4    Application of Proceeds. The proceeds of the Collateral shall be applied in accordance with the terms of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Secured Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).
SECTION 5.5    Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

RIGHTS OF ADMINISTRATIVE AGENT
SECTION 6.1    Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:
(a)    to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;
(b)    to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
(c)    to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
(d)    to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;
(e)    to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;
(f)    to adjust and settle claims under any insurance policy relating thereto;
(g)    to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;
(h)    to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;
(i)    to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;
(j)    to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;
(k)    to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the

Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Article V hereof;
(l)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
(m)    to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
(n)    to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
(o)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and
(p)    do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations have been paid in full (other than Secured Cash Management Agreements, Secured Hedge Agreements or contingent indemnification or expense reimbursement obligations for which no claim has been made) and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.
SECTION 6.2    Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.
SECTION 6.3    The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the

Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Article V hereof, the Administrative Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any steps to clean, repair or otherwise prepare the Collateral for sale.
SECTION 6.4    Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
SECTION 6.5    Releases of Collateral.
(a)    If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral in accordance with Section 9.10 of the Credit Agreement.
(b)    The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.
ARTICLE VII

MISCELLANEOUS
SECTION 7.1    Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 10.01 of the Credit Agreement.
SECTION 7.2    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to such Person at the address of the Borrower set forth on Schedule 10.02 of the Credit Agreement.

SECTION 7.3    Expenses, Indemnification, Waiver of Consequential Damages, etc.
(a)    All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Administrative Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. The Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Administrative Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Grantors’ sole risk. The Grantors, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party pursuant to Section 10.04 of the Credit Agreement.
(b)    The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 3.01 of the Credit Agreement.
(c)    The Grantors, jointly and severally, shall indemnify each Indemnitee pursuant to Section 11.04 of the Credit Agreement.
(d)    Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by applicable Law, no Grantor shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof.
(e)    No Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby.
(f)    Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any such Grantor’s delay in paying, any and all stamp, excise, sales withholding or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.
(g)    All amounts due under this Section 7.3 shall be payable promptly after demand therefor.
SECTION 7.4    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).
SECTION 7.5    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement or any other Loan Document to such Secured Party irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Grantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set off) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Grantor and the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.
SECTION 7.6    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 7.7    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7.8    Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 10.14 and 10.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 7.9    Injunctive Relief. Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 7.10        No Waiver By Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the other Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.
SECTION 7.11        Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.
SECTION 7.12        Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 7.13        Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
SECTION 7.14        Acknowledgements.
(a)    Each Grantor hereby acknowledges that:
(i)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(ii)    it has received a copy of the Credit Agreement and has reviewed and understands same;
(iii)    neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(iv)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

(b)    Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.
SECTION 7.15        Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement (which shall include supplemental schedules to this Agreement with respect to such new Grantor) in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 7.16        All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 7.17        No Conflict. To the extent that a direct conflict between the provisions of this Agreement and the provisions of the Credit Agreement (other than with respect to any provision of this Agreement relating to the grant, pledge and assignment of the Security Interest in the Collateral or the exercise of remedies with respect thereto), the Credit Agreement shall govern.
SECTION 7.18        Consent of Issuers of Pledged Equity. Each Loan Party that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.
SECTION 7.19        Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.
SECTION 7.20        Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Collateral Agreement, as amended, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Collateral Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.
[Signature Pages to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
HEARTLAND PAYMENT SYSTEMS, INC., as Grantor
By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Chief Accounting Officer
DEBITEK, INC., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

HEARTLAND ACQUISITION, LLC, as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

HEARTLAND OVATION PAYROLL, INC., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

Heartland Payment Systems, Inc.
Amended and Restated Collateral Agreement

EDUCATIONAL COMPUTER SYSTEMS, INC., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

EDUCATIONAL EPAYMENT SOLUTIONS L.L.C., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

HEARTLAND PAYMENT SOLUTIONS, INC., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

LEAF ACQUISITION, LLC, as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

LEAF HOLDINGS, INC., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

Heartland Payment Systems, Inc.
Amended and Restated Collateral Agreement

TOUCHNET INFORMATION SYSTEMS, INC., as Grantor and Issuer

By: /S/ Joseph E. White_________________________
Name: Joseph E. White
Title: Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: /S/ Denise Jones____________________________
Name: Denise Jones
Title: Assistant Vice President